                                                           EXHIBIT NO. EX-99.j.1

                       Consent of Independent Auditors

We  consent  to the  references  to  our  firm  under  the  captions  "Financial
Highlights"  in the Prospectus  and  "Independent  Auditors" in the Statement of
Additional Information and to the incorporation by reference of our report dated
July 27, 2001 in the Registration  Statement (Form N-1A) and related  Prospectus and  Statement of  Additional  Information  of the J&B  Funds filed with the
Securities and Exchange Commission in this Post-Effective  Amendment No. 2 under the  Securities Act of 1933  (Registration  No.  333-43554)  and  Post-Effective
Amendment  No. 4 under the  Investment  Company  Act of 1940  (Registration  No.
811-10039).

                                                  /s/Ernst & Young LLP
                                                  Ernst & Young LLP

Kansas City, Missouri
October 26, 2001